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                                   CREDIT AGREEMENT


                            Dated as of November 25, 1996

                                        Among

                                 MERRILL CORPORATION,

                                      THE BANKS,
                                  as defined herein,

                                         and

                           FIRST BANK NATIONAL ASSOCIATION,
                                as a Bank and as Agent






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                                   CREDIT AGREEMENT

    THIS AGREEMENT, dated as of November 25, 1996, is by and between MERRILL CORPORATION, a Minnesota corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties hereto by means of assignment and assumption as hereinafter described (individually referred to as a "Bank" or collectively as the "Banks"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                     ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

    "ADVANCE": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances shall be deemed a single Advance. An Advance may be a "CD Rate Advance", "Eurodollar Advance", or "Reference Rate Advance" (each, a "type" of Advance).

    "ADVERSE EVENT": The occurrence of any event that could have material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower, any Guarantor, or any other party obligated thereunder to perform its obligations under the Loan Documents.

    "AFFILIATE": Any officer, director, independent contractor or employee of the Borrower or any Guarantor or any other Person under the common control of the Borrower or any other Affiliate.

    "AGENT": First Bank National Association, as agent for the Banks hereunder and each successor, as provided in SECTION 11.8, who shall act as Agent.

    "AGREEMENT": This Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

    "ASSIGNMENT":  Shall have the meaning set forth in SECTION 12.3.

    "ASSIGNMENT AND ASSUMPTION AGREEMENT":  Shall have the meaning set forth in
SECTION 12.3.

    "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Agent in the interbank eurodollar market.

    "CAPITAL EXPENDITURE": Any amount debited to the fixed asset account on the consolidated balance sheet of the Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

    "CAPITALIZED LEASE": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

    "CASH FLOW LEVERAGE": The ratio of (a) total interest bearing Debt, including Capitalized Leases, at the end of each fiscal quarter, to (b) net income of the Borrower before extraordinary gains PLUS depreciation and amortization expense, MINUS Capital Expenditures, calculated over the four consecutive quarters ending as of the date of the test; PROVIDED, HOWEVER, that
(i) for the fiscal quarter ended October 31, 1996, adjusted net income shall be annualized by multiplying the result for the two consecutive quarters ending on the date of the test by two, and (ii) for the fiscal quarter ending January 31, 1997, adjusted net income shall be annualized by multiplying the result for the three consecutive quarters ending on the date of the test by four-thirds.

    "CD ASSESSMENT RATE": The annual assessment rate (rounded upward, if necessary, to the nearest 1/100th of 1%) actually incurred by the Agent during a given Interest Period to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's insuring of time deposits at offices of the Agent in the United States, as adjusted as hereinafter provided. If the annual assessment rate for the Federal Deposit Insurance Corporation's (or any successor's) insuring such time deposits is scheduled to change during such Interest Period, the CD Assessment Rate for such Interest Period shall be the weighted average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the annual assessment rates in effect at the beginning and as of such change.

    "CD RATE": The rate of interest determined by the Agent for the relevant Interest Period to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates quoted to the Agent at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Agent at approximately the time of the request for a CD Rate Advance if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Agent, in its sole discretion, for the purchase from the Agent, at face value, of certificates of deposit issued by the Agent in an amount and maturity comparable to the amount and maturity of the requested CD Rate Advance, or at the option of the Agent determined for such amount and maturity based on published composite quotations of certificate of deposit rates.

    "CD RATE ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under SECTION 2.4.

    "CD RATE (RESERVE ADJUSTED)": A rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) calculated for the Interest Period of a CD Rate Advance in accordance with the following formula:

                      CD RATE
    CDRA      =    -------------       +         CDAR
                    1.00 - CDRR

In such formula, "CDAR" means "CD Assessment Rate", "CDRA" means "CD Rate (Reserve Adjusted)" and "CDRR" means "CD Reserve Rate", in each instance determined by the Agent for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be rebuttably presumptive evidence of the subject matter thereof.

    "CD RESERVE RATE": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to non-personal time deposits (as presently defined in Regulation D) with the Agent or applicable to extensions of credit by the Agent the rate of interest on which is determined with regard to rates applicable to non-personal time deposits. Without limiting the generality of the foregoing, the CD Reserve Requirement shall reflect any reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the CD Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes CD Advances.

    "CODE": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

    "COMMITMENT": (i) The maximum unpaid principal amount of the Loans of all Banks which may from time to time be outstanding hereunder, being initially $40,000,000 as the same may be reduced from time to time pursuant to SECTION 4.3, or (ii) if so indicated for an individual Bank, the maximum unpaid principal amount of the Loans of such Bank which may from time to time be outstanding hereunder, being initially the amounts set forth on the signature pages hereof or in the relevant Assignment and Assumption Agreement for such Bank, as the same may be reduced from time to time pursuant to SECTION 4.3, or
(iii) as the context may require, the agreement of each Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement up to its Commitment.

    "COMPLIANCE CERTIFICATE": A certificate in the form of EXHIBIT C, duly completed and signed by an authorized officer of the Borrower.

    "CONSOLIDATED": When used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) any Person, the accounts of such Person and its Subsidiaries, determined on a consolidated basis, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statement as to such accounts, in accordance with GAAP.

    "CONSOLIDATED TANGIBLE NET WORTH": As of any date of determination, the sum of the retained earnings, capital stock and surplus of the Borrower on a Consolidated basis, less loans or accounts (other than accounts incurred in the ordinary course of business) due from Affiliates, treasury stock and goodwill.

    "DEBT": Without duplication, the sum of: (i) all items of indebtedness or liability which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as of the date as of which Debt is to be determined, including any indebtedness owed to an Affiliate, and (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire indebtedness of others; provided, however, that for purposes of calculating that Debt evidenced by Minnesota Agricultural and Economical Development Authority Small business Revenue Bonds, Series 1985C and Series 1990B, Debt shall be calculated net of deposits and reserves maintained with the trustee to secure these bonds.

    "DEFAULT": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

    "DOCUMENTARY LETTERS OF CREDIT": The documentary letters of credit issued for the account of the Borrower pursuant to the provisions of SECTION 2.7 hereof and the Existing Documentary Letters of Credit.

    "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

    "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

    "EURODOLLAR ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under
SECTION 2.4.

    "EURODOLLAR INTERBANK RATE": The average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of the Interest Period or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; PROVIDED, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates offered to the Agent for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

    "EURODOLLAR RATE (RESERVE ADJUSTED)": A rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

                    Eurodollar Interbank Rate
    ERRA      =    --------------------------
                         1.00 - ERR


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

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Agent for the applicable Interest Period. The Agent's determination of all such rates for any Interest Period shall be rebuttably presumptive evidence of the subject matter thereof.

    "EURODOLLAR RESERVE RATE": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Agent the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

    "EVENT OF DEFAULT":  Any event described in SECTION 10.1.

    "EXISTING DOCUMENTARY LETTERS OF CREDIT": Those documentary letters of credit identified on Schedule 1.1, and previously issued by First Bank for the account of the Borrower.

    "EXISTING STANDBY LETTERS OF CREDIT": Those standby letters of credit identified on Schedule 1.1, and previously issued by First Bank for the account of the Borrower.

    "FEDERAL FUNDS RATE": For any date, the weighted average of the rates on overnight Federal Funds transactions, with members of the Federal Reserve System only, arranged by Federal Funds brokers applicable to Federal Funds transactions on that date. The Federal Funds rate shall be determined by the Agent on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Agent. In the case of a Saturday, Sunday or legal holiday on which banking institutions in Minneapolis, Minnesota are not required to be open, the Federal Funds Rate shall be the rate applicable to Federal Funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.

    "FEDERAL RESERVE BOARD": The Board of Governors of the Federal Reserve System or any successor thereto.

    "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statement of the Borrower referred to in
SECTION 7.5.

    "GUARANTIES": Collectively, a Guaranty in the form of EXHIBIT B attached hereto, as the same may be amended, modified, extended renewed or replaced from time to time, together with each other or additional guaranty of the Borrower's obligations to the Agent and the Banks executed by any Guarantor from time to time hereafter.

    "GUARANTOR": Each Subsidiary of Borrower (except for 793473 Ontario Limited, unless the guaranty of such entity is required under SECTION 8.14) and any other Person(s) guaranteeing Borrower's obligations to the Agent and the Banks, from time to time.

    "INTEREST PERIOD"

         (a) For any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Borrower pursuant to SECTION 2.3 or SECTION 2.4; PROVIDED, that:

              (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

              (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period shall extend beyond the Termination
         Date.

         (b) For any CD Rate Advance, the period commencing on the borrowing date of such CD Rate Advance or the date a Reference Rate Advance is converted into such CD Rate Advance, or the last day of the preceding Interest Period for such CD Rate Advance, as the case may be, and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower pursuant to
    SECTION 2.3 or SECTION 2.4; PROVIDED, that:

              (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day; and

              (ii) no Interest Period shall extend beyond the Termination Date.

    "LETTERS OF CREDIT": Collectively, the Documentary Letters of Credit and the Standby Letters of Credit.

    "LETTER OF CREDIT AGREEMENTS": Shall have the meaning set forth in Section 2.7.

    "LETTER OF CREDIT OBLIGATIONS": The aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower under the applicable Letter of Credit Agreement.

    "LIEN": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

    "LOAN DOCUMENTS": This Agreement, the Notes, all Letter of Credit Agreements, the Guaranties, and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans, the Letters of Credit, or any collateral for the Loans or Letters of Credit (whether delivered prior to, concurrently with or subsequent to delivery of this Agreement).

    "LOANS": The loan or loans referred to in SECTION 2.1 and any other loans or advances made to the Borrower by the Banks under or pursuant to this Agreement.

    "MULTIEMPLOYER PLAN":  Means a "multiemployer plan" as defined in
SECTION 4001(A)(3) of ERISA to which Borrower or any Subsidiary is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

    "NOTES": Collectively, the revolving notes of the Borrower, substantially in the form of EXHIBIT A hereto, made payable each to a Bank and any note which renews a Note or extends the maturity date thereof and which specifically refers to this Agreement; and individually, as to any Bank, a "Note".

    "PAYMENT DATE": The Termination Date PLUS (a) with respect to CD Rate Advances and Eurodollar Advances, the last day of each Interest Period and, if such Interest Period is in excess of 90 days (in the case of a CD Rate Advance) or three months (in the case of a Eurodollar Advance), the day, 90 days or three months, as the case may be, after the first day of such Interest Period, and thereafter each day, 90 days or three months after each succeeding Payment Date;
(b) with respect to Reference Rate Advances, the first day of each month; and
(c) with respect to Commitment Fees, in arrears on the first day of each September, December, March and June commencing December 1, 1996.

    "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

    "PERCENTAGE": As to any Bank the proportion, expressed as a percentage, that such Bank's Commitment bears to the total Commitments of all Banks.

    "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

    "PLAN": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or
Section 412 of the Code.

    "REFERENCE RATE": The rate of interest from time to time publicly announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

    "REFERENCE RATE ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under
SECTION 2.4.

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    "REPORTABLE EVENT":  A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

    "REQUIRED BANKS": Either (a) at any time that there are only two Banks, both of such Banks, or (b) if there are three or more Banks, those Banks whose total Percentage equals or exceeds 67%, or if no Commitments remain in effect, whose share of principal of the Loans constitutes at least 67% of the aggregate outstanding principal of all Loans.

    "RESTRICTED PAYMENT": In respect of any corporation: (a) dividends, whether in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the corporation making the distribution); (b) any purchase, redemption or retirement, directly or indirectly or through any Subsidiary, of any shares of its capital stock, or any warrants, rights or options to purchase or assign any shares of its capital stock; and (c) any other payment or distribution, either directly or indirectly, or through a Subsidiary, in respect of its capital stock.

    "STANDBY LETTERS OF CREDIT": The standby letters of credit issued for the account of Borrower pursuant to the provisions of SECTION 2.7 hereof and the Existing Standby Letters of Credit.

    "STANDBY LETTER OF CREDIT SUBLIMIT":  Shall be $4,000,000.

    "SUBSIDIARY": Any Person of which or in which the Borrower, the Borrower and one or more of its Subsidiaries or one or more other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

    "TERMINATION DATE": The earliest of (a) November 29, 1999, (b) the date on which the Commitments are terminated pursuant to SECTION 10.2 hereof, (c) the date on which the Commitments are reduced to zero pursuant to SECTION 4.3 hereof, or (d) such other date as may be mutually agreed upon by the Borrower, Agent and all Banks.

    SECTION 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in ARTICLES VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

    SECTION 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

    SECTION 1.4 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                             ARTICLE II  TERMS OF LENDING

    SECTION 2.1 THE COMMITMENTS. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, each Bank agrees, severally and not jointly, to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of the Loans plus the Letter of Credit Obligations at any one time outstanding shall not exceed the total Commitments of all Banks. The Loans shall be made by the Banks on a pro rata basis, calculated for each Bank based on its Percentage.

    SECTION 2.2 ADVANCE OPTIONS. The Loans shall be constituted of CD Rate Advances, Eurodollar Advances and Reference Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total number of outstanding CD Rate Advances and Eurodollar Advances shall not exceed four at any one time. Each CD Rate Advance or Eurodollar Advance shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 above such amount. Each Reference Rate Advance shall be in a minimum amount of $10,000 or in an integral multiple of $10,000 above such amount.

    SECTION 2.3    BORROWING PROCEDURES.

         (a) REQUEST BY BORROWER. Any request by the Borrower for a Loan shall be in writing or by telephone or by telecopy, and must be given so as to be received by the Agent not later than:

              (i) 12:01 p.m., Minneapolis time, on the date of the requested Loan, if the Loan shall be comprised of CD Rate Advances or Reference Rate Advances; or

              (ii) 12:01 p.m., , Minneapolis time, two Business days prior to the date of the requested Loan, if the Loan shall be, or shall include, a Eurodollar Advance.

    Each request for a Loan shall specify (1) the borrowing date (which shall be a Business Day), (2) the amount of such Loan and the type or types of Advances comprising such Loan, and (3) if such Loan shall include CD Rate Advances or Eurodollar Advances, the initial Interest Periods for such Advances. The failure of the Borrower to confirm a telephonic request in writing or otherwise comply with the provisions of this SECTION 2.3 shall not in any manner affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the Notes.

         (b) FUNDING OF AGENT. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's Percentage of the requested Loans. On the date of the requested Loans, provided that such Bank receives the request for the loan by 1:30 p.m., Minneapolis time, each Bank shall provide its share of the requested Loans to the Agent in immediately available funds not later than 4:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in ARTICLE VI has not been satisfied, the Agent will make the requested Loans available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in immediately available funds not later than 5:00 p.m. (Minneapolis time) on the lending date so requested, PROVIDED, that without limiting the generality of the foregoing, if the Agent has received notice that an Event of Default has occurred, the Agent will not make any additional Loan available for any other Bank without prior consent of such Bank. If the Agent has made a Loan to the Borrower on behalf of a Bank but has not received the amount of such Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Loan (provided, however, that the Agent shall not make any Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Loan, the Agent shall be entitled to recover such Loan, with interest thereon at the rate then applicable to the such Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds Rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Loan in question accruing from the date the Agent made such Loan.

    SECTION 2.4 CONTINUATION OR CONVERSION OF LOANS. The Borrower may elect to (i) continue any outstanding CD Rate Advance or Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a CD Rate Advance or Eurodollar Advance), by giving the Agent notice in writing or by telephone or by telecopy, given so as to be received by the Agent not later than:

         (a) 12:01 p.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a CD Rate Advance or Reference Rate Advance; or

         (b) 12:01 p.m., Minneapolis time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in SECTION 2.2), and (iii) for continuation as, or conversion into, CD Rate Advances or Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each CD Rate Advance and Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a CD Rate Advance or Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist.

    SECTION 2.5    THE NOTES.  The Loans of each Bank shall be evidenced by a
Note in the amount of said Bank's Commitment originally in effect and dated as of the date of this Agreement. The Banks shall enter in their respective records the amount of each Loan and Advance, the rate of interest borne by each Advance and the payments made on the Loans, and such records shall be rebuttably presumptive evidence of the subject matter thereof.

    SECTION 2.6 FUNDING LOSSES. The Borrower will indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under said Bank's Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to SECTION 4.2, 4.3, 5.3 or 10.2), prepayment or conversion of any CD Rate Advance or Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by each Bank for purposes of this SECTION 2.6 of the amount required to indemnify such Bank shall be rebuttably presumptive evidence of the subject matter thereof. At the request of the Borrower, the Bank requesting payment hereunder shall furnish the Borrower with a written explanation, in reasonable detail, showing how the amounts of such payment were calculated.

    SECTION 2.7    LETTERS OF CREDIT.

         (a) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and on the condition that the sum of the aggregate Letter of Credit Obligations plus the outstanding principal balance of all Loans shall never exceed the total Commitments of all of the Banks, the Borrower may, in addition to Loans, request that the Agent issue letters of credit for the account of the Borrower (or any Subsidiary of the Borrower, provided that the Borrower shall be co-applicant with any such Subsidiary for such Letter of Credit, and unconditionally jointly and severally obligated in respect of any such Letter of Credit and under the Letter of Credit Agreement pertaining thereto), by making such request to the Agent (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the 'Letters of Credit'). The Agent may, at its discretion, elect to issue or decline to issue any requested Letter of Credit. Upon the date of the issuance of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed without further action by any party hereto, to have purchased from the Agent, a participation, in its Percentage, in such Letter of Credit and the related Letter of Credit Obligations.

         (b) ADDITIONAL PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

              (i) Borrower may request a standby Letter of Credit (a "Standby Letter of Credit") or a documentary Letter of Credit (a "Documentary Letter of Credit").

              (ii) Upon receipt of any request for a Letter of Credit, the Agent shall notify each Bank of the contents of such request and of such Bank's Percentage of the amount of such proposed Letter of Credit.
              (iii) No Letter of Credit may be issued if after giving effect thereto (1) the sum of (A) the aggregate outstanding principal amount of Loans PLUS (B) the aggregate Letter of Credit Obligations would exceed the total Commitments of all Banks, or (2) with respect to Standby Letters of Credit, the aggregate Letter of Credit Obligations pertaining to Standby Letters of Credit exceeds the Standby Letter of Credit Sublimit. The Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Percentage of the Letter of Credit Obligations.

              (iv) All Letters of Credit shall expire on the earlier of (1) the date set forth in the applicable Letter of Credit, which date shall be no later than one (1) year after the date of issuance, or (2) the Termination Date.

              (v) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand and the payment date. If requested by any Bank, the Agent will provided to such Bank a photocopy of the Letter of Credit and the drafts and certificates presented to draw under such Letter of Credit. If at any time the Agent shall have made a payment to a beneficiary of such Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Bank will pay to Agent immediately upon demand by the Agent at any time during the period commencing after such payment until reimbursement thereof in full by the Borrower, an amount equal to such Bank's Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 2:00 p.m., Minneapolis time on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

              (vi) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Agent for any amount paid by the Agent upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in ARTICLE VI hereof and to the unused Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Obligation), be made by the borrowing of Loans. The Borrower shall pay interest on any amount paid by the Agent upon any drawing under any Letter of Credit from the date of such payment by the Agent until the date such amount is fully reimbursed by the Borrower, at the rate set forth in SECTION 3.1(c), or if remaining unpaid (whether by the making of a Loan hereunder or otherwise) for more than one Business Day at the rate set forth in
         SECTION 3.1(d).  The Agent will pay to each Bank such

         Bank's Percentage of all amounts received from the Borrower for application in payment, in whole or in part, of a Letter of Credit Obligation, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to CLAUSE (v) above.

              (vii) The Borrower will pay to Agent for the account of each Bank in accordance with its Percentage a letter of credit fee (the "Letter of Credit Fee") with respect to each Letter of Credit equal to an amount, calculated on the basis of face amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a per annum rate equal to 0.75% in the case of Standby Letters of Credit and 0.25% in the case of Documentary Letters of Credit. The Letter of Credit Fee is due and payable in advance on the date of the issuance thereof and on each anniversary date of such issuance so long as such Letter of Credit remains outstanding. The Agent will pay to each Bank, promptly after receiving any payment in respect of Letter of Credit Fees referred to in this CLAUSE (vii), an amount equal to the product of such Bank's Percentage TIMES the amount of such fees.

              (viii) The Borrower shall also pay to Agent on demand an up-front issuance fee of $250.00 for each Letter of Credit and all of Agent's standard administrative and operating fees and charges in effect from time to time for issuing, administering and honoring draws under any Letter of Credit.

              (ix) All fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

              (x) The issuance by the Agent of each Letter of Credit shall, in addition to the discretionary nature of this Letter of Credit facility, be subject to the conditions precedent set forth in ARTICLE VI hereof and the condition precedent that the Borrower shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement (the 'Letter of Credit Agreements'). In the event of a conflict between the terms of this Agreement and the terms of any Letter of Credit Agreement (including the charging of any fees other than normal and customary reimbursable expenses), the terms hereof shall control.

         (c) INDEMNIFICATION. The Borrower will indemnify the Agent and each Bank from and against (i) all loss and damage to the Agent or any Bank arising out of issuance of, or any other action taken in connection with, any Letter of Credit other than loss or damage resulting from such party's gross negligence or willful misconduct, and (ii) all costs and expenses (including reasonable attorneys' fees and legal expenses) of all claims or legal proceedings arising out of issuance of any Letter of Credit, including without limitation, legal proceedings relating to any court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under any Letter of Credit.

                            ARTICLE III  INTEREST AND FEES

    SECTION 3.1    INTEREST.

         (a) CD RATE ADVANCES. The unpaid principal amount of each CD Rate Advance shall bear interest prior to maturity at a rate per annum equal to the CD Rate (Reserve Adjusted) in effect for each Interest Period for such CD Rate Advance plus 1.0% per annum

         (b) EURODOLLAR ADVANCES. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 1.0% per annum.

         (c) REFERENCE RATE ADVANCES. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

         (d)  INTEREST AFTER MATURITY.   Any amount of the Loans not paid when
    due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 1.75% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 1.75% in excess of the Reference Rate in effect from time to time.

    SECTION 3.2 COMMITMENT FEES. The Borrower shall pay fees (the "Commitment Fees") to the Agent for the account of the Banks in an amount determined by applying a rate of 0.25% per annum to the average daily unused amount of the Commitments of the respective Banks for the period from the date hereof to the Termination Date.

    SECTION 3.3 COMPUTATION. Interest and Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

    SECTION 3.4 PAYMENT DATES. Accrued interest under SECTION 3.1(a), (b) and (c) and Commitment Fees shall be payable on the applicable Payment Dates. Accrued interest under SECTION 3.1(d) shall be payable on demand.

             ARTICLE IV  PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                               OF THE CREDIT AND SETOFF

    SECTION 4.1 REPAYMENT. Principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

    SECTION 4.2 OPTIONAL PREPAYMENTS. The Borrower may, upon notice to the Agent (which shall promptly notify the Banks) not later than 12:00 noon, Minneapolis time, prepay the Loans, in whole or in part, at any time subject to the provisions of SECTION 2.6, without any other premium or penalty. Each partial prepayment shall be in an amount of $100,000 or an integral multiple thereof, or in the instance of prepayment of a Reference Rate Advance, in an amount of $10,000 or an integral multiple thereof.

    SECTION 4.3 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENT. The Borrower may, at any time, upon no less than three Business Days prior written or telephonic notice received by the Agent (which shall promptly notify the Banks), reduce the total Commitments. Any such reduction shall be in a minimum amount of $1,000,000 or an integral multiple thereof and shall be applied to reduce each Bank's Commitment ratably in accordance with the Banks' respective Percentage. Upon any reduction in the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans plus the Letter of Credit Obligations exceeds the Commitments as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than three Business Days prior written notice to the Agent, terminate the Commitments in their entirety. Upon termination of the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Banks hereunder, and shall deliver cash collateral to be held in accordance with SECTION 10.4 in respect of all outstanding Letters of Credit. All payments described in this Section are subject to the provisions of SECTION 2.6.

    SECTION 4.4 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes, payment of all reimbursement obligations under the Letters of Credit and payment of all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 1:30 p.m., Minneapolis time, on the dates due at the main office of the Agent in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. The Agent shall notify the Banks of such payment not later than 3:00 p.m., Minneapolis time, and shall promptly distribute in like funds to each Bank its Percentage share of each such payment of principal, interest and Commitment Fees. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

    SECTION 4.5    PRORATION OF PAYMENTS.  If any Bank or other holder of a
Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, pursuant to the guaranty hereunder, or otherwise) on account of principal of, interest on, or fees with respect to any Loan, or payment of any Letter of Credit Obligations, in any case in excess of the share of payments and other recoveries of other Banks or holders, such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent, such participations in the Loans or Letter of Credit Obligations held by such other Banks or holders as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of such other Banks or holders; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 ARTICLE V  ADDITIONAL PROVISIONS RELATING TO LOANS
                                AND LETTERS OF CREDIT

    SECTION 5.1 INCREASED COSTS. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

         (a) any tax, duty or other charge with respect to any Loan, the Notes, any Letter of Credit or the Commitments is imposed, modified or deemed applicable, or the basis of taxation of payments to any Bank of interest or principal of the Loans, Letters of Credit or of the Commitment Fees (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

         (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or Letters of Credit issued by or credit extended by, any Bank is imposed, modified or deemed applicable;

         (c) any increase in the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank is imposed, modified or deemed applicable; or

         (d) any other condition affecting this Agreement or the Commitments is imposed on any Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans, issuing or participating in the Letters of Credit or extending its Commitment is increased, or the amount of any sum receivable by such Bank hereunder or under the Notes in respect of any Loan or Letters of Credit is reduced;

THEN, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Banks have not been compensated for such additional cost or reduction in the calculation of the CD Reserve Rate or Eurodollar Reserve Rate). Determinations by each Bank for purposes of this SECTION 5.1 of the additional amounts required to compensate such Bank shall be rebuttably presumptive evidence of the subject matter thereof. In determining such amounts, the Banks may use any reasonable averaging, attribution and allocation methods. At the request of the Borrower, each Bank making a claim hereunder shall furnish the Borrower with a written explanation showing in reasonable detail how the foregoing additional amounts were calculated.

    SECTION 5.2 DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR INADEQUATE; IMPRACTICABILITY. If the Agent reasonably determines that:

         (a) deposits of the necessary amount for the relevant Interest Period for any CD Rate Advance or Eurodollar Advance are not available to the Banks in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the CD Rate or Eurodollar Interbank Rate, as the case may be, for such Interest Period;

         (b) the CD Rate (Reserve Adjusted) or the Eurodollar Rate (Reserve Adjusted), as the case may be, will not adequately and fairly reflect the cost to the Banks of making or funding the CD Rate Advance or Eurodollar Advance for a relevant Interest Period; or

         (c) the making or funding of CD Rate Advances or Eurodollar Advances, as the case may be, has become impracticable as a result of any event occurring after the date of this Agreement which, in the reasonable opinion of the Agent, materially and adversely affects such Advances or any Bank's Commitment to make such Advance or the relevant market;

the Agent shall promptly give notice of such determination to the Borrower, and
(i) any notice of a new CD Rate Advance or Eurodollar Advance, as the case may be, previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Reference Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding CD Rate Advances or Eurodollar Advances, as the case may be, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Advance to an Advance of another type, as selected by Borrower, on such last day.

    SECTION 5.3 CHANGES IN LAW RENDERING CD RATE ADVANCES OR EURODOLLAR ADVANCES UNLAWFUL. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any CD Rate Advance or Eurodollar Advance, the obligation of such Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any CD Rate Advance or Eurodollar Advance previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing, and the Borrower shall, at the time notified by such Bank, either convert each such unlawful Advance to a Reference Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of SECTION 2.6.

    SECTION 5.4 DISCRETION OF THE BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each CD Rate Advance and Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, in the case of CD Rate Advances, to the CD Rate for such Interest Period or, in the case of Eurodollar Advances, to the Eurodollar Interbank Rate for such Interest Period (whether or not any Bank shall have granted any participations in such Advances).

                           ARTICLE VI  CONDITIONS PRECEDENT

    SECTION 6.1 CONDITIONS OF INITIAL LOAN. The obligation of the Banks to make the initial Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in SECTION 6.2 below, that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, each duly executed and certified or dated the date of the initial Loan or such other date as is satisfactory to the Agent:

         (a) This Agreement executed by duly authorized officers of the Borrower, Agent and each Bank.

         (b) The Notes executed by a duly authorized officer (or officers) of the Borrower.

         (c) The Guaranty executed by a duly authorized officer (or officers) of each Guarantor.

         (d) A copy of the corporate resolution of the Borrower and each corporate Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the applicable corporation.

         (e) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower and each corporate Guarantor authorized to execute the Loan Documents and, in the case of the Borrower, to request Loans hereunder, certified by the Secretary or an Assistant Secretary of the applicable corporation.

         (f) A copy of the Articles or Certificate of Incorporation and the By-laws of the Borrower and each corporate Guarantor with all amendments thereto, certified by the Secretary or an Assistant Secretary of the applicable corporation, PROVIDED, that in lieu of submitting new copies of such documents, the Borrower and each Guarantor may submit updating certificates for copies of such documents that have been submitted to the Agent within twelve months prior to the date hereof.

         (g) A Certificate of Good Standing for the Borrower and each corporate Guarantor in the jurisdiction of its incorporation, certified by the appropriate governmental officials.

         (h) A duly executed opinion of counsel to the Borrower and the Guarantors, addressed to the Agent and the Banks, in substantially the form of EXHIBIT D.

         (i) A lien search on the Borrower showing no outstanding liens not previously disclosed.

    SECTION 6.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Banks to make any Loan hereunder (including the initial Loan) or issue any Letter of Credit shall be subject to the satisfaction of the following conditions precedent (and any request for a Loan or Letter of Credit shall be deemed a representation and warranty by the Borrower that the following have been satisfied):

         (a) Before and after giving effect to such Loan or Letter of Credit, the representation and warranties contained in ARTICLE VII shall be true and correct, as though made on the date of such Loan, except to the extent that such representations or warranties relate solely to an earlier date; and

         (b) Before and after giving effect to such Loan or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

                     ARTICLE VII  REPRESENTATIONS AND WARRANTIES

    To induce the Agent and the Banks to enter into this Agreement, to grant the Commitments and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants to the Agent and the Banks:

    SECTION 7.1 ORGANIZATION, STANDING, ETC. The Borrower, each corporate Guarantor and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to enter into the Loan Documents and to perform its obligations under the Loan Documents to which they are a party. With the exception of New Jersey (in which the Borrower or the relevant Subsidiary shall become qualified as a foreign corporation in due course), the Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

    SECTION 7.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrower and each corporate Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by the applicable corporation, and the Loan Documents constitute the legal, valid and binding obligations of each such corporation, enforceable against it in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally or might result from general principles of equity.

    SECTION 7.3 NO CONFLICT; NO DEFAULT; COMPLIANCE. The execution, delivery and performance by the Borrower and each corporate Guarantor of the Loan Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower or such Guarantor, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower or any corporate Guarantor, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any corporate Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any corporate Guarantor or other Subsidiary. Neither the Borrower nor any corporate Guarantor or other Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event. No Default or Event of Default has occurred and is continuing.

    SECTION 7.4 CONSENT. No consent or approval of the shareholders of the Borrower or any corporate Guarantor or any other Subsidiary and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower, corporate Guarantor or other Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

    SECTION 7.5 FINANCIAL STATEMENTS AND CONDITION. The Borrower's audited consolidated financial statements as of January 31, 1996, and its unaudited consolidated financial statements as of July 31, 1996, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as of such dates and the results of their operations and their statement of cash flows for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since July 31, 1996, no Adverse Event has occurred.

    SECTION 7.6 LITIGATION AND CONTINGENT LIABILITIES. Except as described in SCHEDULE 7.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event. Except as described in SCHEDULE 7.6, neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

    SECTION 7.7 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

    SECTION 7.8 ERISA. (a) Each Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to which failure to comply would reasonably be expected to result in a material liability to the Borrower or any Subsidiary (relative to the Borrower's Consolidated Tangible New Worth or its ability to maintain compliance with the covenants herein); (b) as of the date of the most recent valuation of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan), the aggregate present value of all accrued vested benefits under such Plans (calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Plans) did not exceed by a material amount (relative to the Borrower's Consolidated Tangible Net Worth or its ability to maintain compliance with the covenants herein) the fair market value of the assets of such Plans allocable to such benefits; (c) the Borrower is not aware of any information since the date of such valuations which would materially affect the information contained therein: (d) no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred an accumulated funding deficiency as that term is defined in Section 302 of ERISA or Section 412 of the Code (whether or not waived); (e) no liability to the PBGC (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to any Plan, and there has not been any Reportable Event which presents a material risk of termination of any Plan by the PBGC; and
(f) to the best of its knowledge, the Borrower has not engaged in a transaction which would subject it to any material tax, penalty or liability for prohibited transactions imposed by ERISA or the Code. As of the effective date of this Agreement, neither the Borrower nor any Subsidiary contributes to any Multiemployer Plan.

    SECTION 7.9 REGULATION U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

    SECTION 7.10 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statements referred to in SECTION 7.5 (other than property disposed of since the date of such financial statement as permitted by SECTION 9.5). None of the properties, revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in SECTION 7.5, (b) Liens listed on SCHEDULE 7.11, or (c) Liens allowed under SECTION 9.1.

    SECTION 7.11 TAXES. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower and each Subsidiary are required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower or Subsidiary). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes and other governmental charges are adequate.

    SECTION 7.12 TRADEMARKS, PATENTS. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

    SECTION 7.13 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 7.14 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    SECTION 7.15 SUBSIDIARIES. SCHEDULE 7.15 sets forth, as of the date of this Agreement, a complete and correct list of all Subsidiaries of Borrower and the present ownership of each, and the jurisdiction of incorporation of each. Except as otherwise indicated on SCHEDULE 7.15, all shares of each Subsidiary owned by the Borrower or by any other Subsidiary are fully paid and non-assessable.

    SECTION 7.16   PARTNERSHIPS AND JOINT VENTURES.   SCHEDULE 7.16 sets forth
as of the date of this Agreement a list of all partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

    SECTION 7.17 ACCURACY OF INFORMATION. All factual information heretofore or herewith furnished by the Borrower to the Banks for purposes of or in connection with this Agreement or any of the transactions contemplated hereby is, and all other such factual information hereafter furnished by the Borrower to the Banks for purposes of or in connection with this Agreement or any of the transactions will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

    SECTION 7.18 SURVIVAL OF REPRESENTATIONS. All representations and warranties contained in this ARTICLE VII shall survive the delivery of the Notes and the making of the Loans and the issuance of any Letter of Credit evidenced thereby and any investigation at any time made by or on behalf of the Banks shall not diminish its rights to rely thereon.

                         ARTICLE VIII  AFFIRMATIVE COVENANTS

    From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans and all other liabilities of the Borrower to the Banks hereunder and under the Notes and any Letters of Credit have been paid in full and all Letters of Credit have expired or been terminated, the Borrower will do, and will cause each Subsidiary (except in the instance of SECTION 8.1) to do, all of the following:

    SECTION 8.1    FINANCIAL STATEMENTS AND REPORTS.  Furnish to the Banks:

         (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in stockholders' equity, and a consolidated balance sheet as of the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Coopers and Lybrand, or other independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Agent.

         (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited financial statement of the Borrower and its subsidiaries prepared in the same manner as the audit report referred to in SECTION 8.1(a), signed by the Borrower's chief financial officer, consisting of at least consolidated statements of income, and cash flow for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as of the end of such quarter.

         (c) Together with the financial statements furnished by the Borrower under SECTIONS 8.1(a) and 8.1(b), a Compliance Certificate.

         (d) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders.

         (e) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange, including the Borrower's quarterly 10-Q statements and annual 10-K statements.

         (f) immediately after the commencement thereof, notice in writing of any and all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in SECTION 7.6 or which seek a monetary recovery against the Borrower in excess of $250,000.

         (g)  as promptly as practicable (but in any event not later than five
    (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event.

         (h) as soon as possible and in any event within 30 days after the Borrower knows that a Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action, if any, which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC if such notice is required to be furnished to the PBGC.

         (i) as soon as possible, any notice of any default received by the Borrower or any Subsidiary in the repayment of any indebtedness for borrowed money owed by any of them the outstanding principal amount of which exceeds $250,000.

         (j) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding which could result in an Adverse Event, or the rendering of a judgment or decision in such litigation or proceeding, and the steps being taken by the Person(s) affected by such proceeding.

         (k) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

         (l) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Bank may reasonably request.

    SECTION 8.2 CORPORATE EXISTENCE. Subject to SECTION 9.6 in the instance of a Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and (subject to the provision on qualification in New Jersey in SECTION 7.1) its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

    SECTION 8.3 INSURANCE. Maintain with insurance companies believed by the Borrower to be financially sound and reputable, such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

    SECTION 8.4 PAYMENT OF TAXES AND CLAIMS. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; PROVIDED that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings.

    SECTION 8.5 INSPECTION. Permit any Person designated by any Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as such Bank may designate. So long as no Event of Default exists, the expenses of the Banks for such visits, inspections and examinations shall be at the expense of the individual Bank making such visit, inspection or examination, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

    SECTION 8.6 MAINTENANCE OF PROPERTIES. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    SECTION 8.7 BOOKS AND RECORDS. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

    SECTION 8.8 COMPLIANCE. Comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, to the extent that non-compliance could result in an Adverse Event.

    SECTION 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and all material applicable rulings and regulations issued under the provisions of ERISA and of the Code with respect to which failure to comply would reasonably be expected to result in a material liability to the Borrower or any Subsidiary (relative to the Borrower's Consolidated Tangible Net Worth).

    SECTION 8.10 ENVIRONMENTAL MATTERS. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute or result in an Adverse Event.

    SECTION 8.11 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will maintain, at the end of each fiscal quarter designated herein, its Consolidated Tangible Net Worth at an amount not less than the sum of (a) $43,270,000 PLUS
(b) 70% of the cumulative positive net income in all fiscal quarters ending after July 31, 1996; PROVIDED, HOWEVER, under no circumstances shall the minimum Consolidated Tangible Net Worth ever decrease.

    SECTION 8.12 MAXIMUM CASH FLOW LEVERAGE. The Borrower will ensure that its Cash Flow Leverage does not exceed 4.50 to 1.00 at the end of each fiscal quarter.

    SECTION 8.13 MINIMUM INTEREST, LEASE AND DIVIDEND COVERAGE. The Borrower will maintain at the end of each fiscal quarter, the ratio of (a) its net income before extraordinary gains, interest expense, income tax expense, amortization expense and operating lease expense, to (b) the sum of (i) total interest on interest bearing Debt, including the interest component of Capitalized Leases,
(ii) the total payments on all operating leases, and (iii) the total dividends declared and paid (which ratio shall be calculated over the periods of two, and three consecutive fiscal quarters beginning, in each case, on August 1, 1996 and November 1, 1996, and ending, respectively, on October 31, 1996, and January 31, 1997, and over the period of four consecutive fiscal quarters ending on April 30, 1997, and the last day of each fiscal quarter thereafter) at not less than 2.00 to 1.00.

    SECTION 8.14 GUARANTORS. The Borrower will cause each Subsidiary that is acquired, formed or incorporated, or otherwise comes into existence after the date hereof to become a Guarantor by signing a Guaranty and submitting other documents similar to those submitted by, or on behalf of, the Guarantors existing as of the date of this Agreement. It is agreed and acknowledged that 793473 Ontario Limited, a corporation organized under the laws of Ontario, Canada, is not a Guarantor, and shall not be required to become a Guarantor unless either (a) such corporation shall have any material assets, or (b) such corporation shall remain in existence later than April 30, 1997, and the Agent, upon direction of the Required Banks shall request that the Guaranty of such corporation shall be delivered.

                            ARTICLE IX  NEGATIVE COVENANTS

    From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans and all other liabilities of the Borrower to the Banks hereunder and under the Notes and any Letters of Credit have been paid in full and all Letters of Credit have expired or terminated, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

     SECTION 9.1 LIENS. Create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness for borrowed money; EXCLUDING, HOWEVER, from the operation of the foregoing:

         (a) liens for taxes or assessments or other governmental charges to the extent not required to be paid by SECTION 8.4;

         (b) materialmen's, merchants', carriers', workmen's, repairmen's, or other like liens arising in the ordinary course of business to the extent not required to be paid by SECTION 8.4;

         (c) pledges or deposits to secure obligations under workmen's compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

         (d) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower and any Subsidiary or the value of such property for the purpose of such business;

         (e) purchase money mortgages, liens, or security interests (which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or mortgages, liens or security interests existing in such property at the time of acquisition thereof, or, in the case of any corporation which thereafter becomes a Subsidiary, mortgages, liens or security interests upon or in its property, existing at the time such corporation becomes a Subsidiary, PROVIDED that:

              (1) no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or such Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon;

              (2) the aggregate principal amount of all Debt of the Borrower and all Subsidiaries secured by all mortgages, liens or security interests described in this subsection (e) shall not exceed $1,000,000 at any one time outstanding; and

              (3) the aggregate principal amount of Debt secured by mortgages, liens and security interests described in this subsection (e) at the time of acquisition of the property subject thereto shall not exceed the cost of such property or of the then fair market value of such property as determined by the Board of Directors of the Borrower, whichever shall be less, and the aggregate amount of payments made thereunder will not result in a violation of the restriction contained in SECTION 9.8;

         (f) mortgages, liens, pledges and security interests on any property of the Borrower or any Subsidiary (other than those described in subsection
    (e)) securing any indebtedness for borrowed money in existence on the date hereof and listed in SCHEDULE 7.11; and

         (g) liens arising out of a judgment against the Borrower or any Subsidiary for the payment of money not exceeding $1,000,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured.

     SECTION 9.2 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

         (a)  indebtedness evidenced by the Notes;

         (b) indebtedness of the Borrower or any Subsidiary in existence on the date hereof and listed in SCHEDULE 9.2;

         (c) indebtedness of a Subsidiary to the Borrower or another Subsidiary on account of borrowings from the Borrower or such other Subsidiary, or indebtedness of the Borrower to a Subsidiary on account of borrowings from that Subsidiary; and

         (d) indebtedness of the Borrower or any Subsidiary incurred after the date hereof which in the aggregate for the Borrower and all Subsidiaries does not exceed $5,000,000 at any time outstanding.

     SECTION 9.3 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

         (a) the endorsement of negotiable instruments by the Borrower or a Subsidiary for deposit or collection or similar transactions in the ordinary course of business;

         (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in SCHEDULE 9.3;

         (c) guaranties given after the date hereof in the ordinary course of business of the Borrower or a Subsidiary; and

         (d) guaranties by the Borrower or any Subsidiary of the indebtedness of any Subsidiary or of the Borrower, or guaranties by any Subsidiary of the indebtedness of any other another Subsidiary if all such Subsidiaries are Guarantors and if such indebtedness is permitted under SECTION 9.2(d).

     SECTION 9.4 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, except:

         (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A1" or "A2" by Standard & Poor's Ratings Service or "P1" or "P2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $10,000,000;

         (b)  advances and loans to Affiliates;

         (c) advances in the form of progress payments, prepaid rent or security deposits;

         (d) loans and advances by a Subsidiary to the Borrower or another Subsidiary, PROVIDED, HOWEVER, that a Subsidiary that is a Guarantor may make loans or advances only to Borrower or another Subsidiary that is also a Guarantor;

         (e)  loans and advances by the Borrower to any Subsidiary;

         (f) subject to the limitation contained in SECTION 9.6 hereof, stock in any Subsidiaries acquired after the date hereof; and

         (g) investments in stock or debt instruments of other Persons which in the aggregate do not exceed $5,000,000 at any time outstanding.

     SECTION 9.5 SALE OF ASSETS. The Borrower will not, nor shall it permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series, of transactions) to any other Person other than in the ordinary course of business; provided, however, that the restrictions contained in this Section shall not apply to or prevent:

         (a) the conveyance, lease or transfer by a Subsidiary of all or a part of its properties to the Borrower or to another wholly-owned Subsidiary of the Borrower;

         (b) sales or leases by the Borrower or a Subsidiary of its properties in the ordinary course of business; and

         (c) sales or lease by the Borrower or a Subsidiary of its surplus, obsolete or worn-out properties.

    SECTION 9.6 CONSOLIDATION AND MERGER; ACQUISITION OF ASSETS AND STOCK. The Borrower will not, nor shall it permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it unless (i) the Borrower immediately notifies each of the Banks following the merger or consolidation, (ii) the Borrower or the Subsidiary is the surviving entity, and
(iii) the Borrower reaffirms its liability under the Loan Documents after the merger or consolidation and represents and warrants to the Bank that there does not then exist any Default or Event of Default hereunder; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to or prevent the consolidation or merger of a Subsidiary with the Borrower (if Borrower shall be the continuing or surviving corporation) or another then existing wholly-owned Subsidiary of the Borrower. The Borrower agrees that in each consecutive 12 month period, the aggregate amount that is expended (whether in cash or in stock) by the Borrower and its Subsidiaries to acquire all or substantially all of the assets or any stock of another Person, and to merge or consolidate with another Person, shall not exceed $5,000,000 in the aggregate.

     SECTION 9.7 SALE AND LEASEBACK. The Borrower will not, nor shall it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or any Subsidiary shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

    SECTION 9.8 EXPENDITURES FOR FIXED ASSETS. The Borrower will not, nor shall it permit any Subsidiary to, make any future expenditure of money for the purchase or construction of fixed assets if, after giving effect to such expenditure, the aggregate amount of such expenditures made by the Borrower and its Subsidiaries in any fiscal year will exceed $20,000,000.

     SECTION 9.9 RESTRICTIONS ON ISSUANCE AND SALE OF SUBSIDIARY STOCK. The Borrower will not:

         (a) permit any Subsidiary to issue or sell any shares of stock of any class of such Subsidiary to any other Person (other than the Borrower or a wholly-owned Subsidiary of the Borrower), except for the purpose of qualifying directors or of satisfying preemptive rights of paying a common stock dividend on, or splitting, common stock of such Subsidiary; or

         (b) sell, transfer or otherwise dispose of any shares of stock of any class (except to a wholly-owned Subsidiary of the Borrower or to qualify directors) of any Subsidiary or permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Subsidiary of the Borrower or to qualified Directors) any shares of stock of any class of any other Subsidiary.

     SECTION 9.10 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not, nor will it permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or its Subsidiaries.

    SECTION 9.11 PLANS. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $250,000.

    SECTION 9.12 OTHER AGREEMENTS. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

    SECTION 9.13 RESTRICTED PAYMENTS. Make, or incur any liability to make, any Restricted Payment, except that:


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

    (a) any Subsidiary may make Restricted Payments to the Borrower or a wholly-owned Subsidiary; and

    (b) the Borrower may make Restricted Payments, PROVIDED, immediately after giving effect to such Restricted Payments, that the aggregate amount of all Restricted Payments made during the period commencing on July 31, 1996 and ending on the date such Restricted Payment is made, inclusive, would not exceed the sum of (i) $15,000,000, PLUS (ii) 75% of cumulative consolidated net after-tax income of the Borrower and its Subsidiaries for the period commencing on August 1, 1996, and ending on the most-recently ended fiscal quarter of the Borrower, MINUS (iii) 75% of cumulative consolidated net loss of the Borrower and its Subsidiaries for the same period, PLUS (iv) the aggregate amount of net proceeds to the Borrower from the issuance of capital stock during such period; PROVIDED, FURTHER, that (x) at the time of making such Restricted Payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (y) Restricted Payments consisting of any purchase, redemption or retirement, directly or indirectly or through any Subsidiary, of any shares of capital stock, shall not exceed

    $25,000,000 in the aggregate for all such Restricted Payments under this subsection (y) after July 31, 1996. For purposes of the foregoing, cumulative consolidated net income and net loss shall be calculated on an annual basis for fiscal years that have ended, and a quarterly basis for fiscal years not ended.

    SECTION 9.14 UNCONDITIONAL PURCHASE OBLIGATIONS. Enter into or be a party to any material contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

    SECTION 9.15 TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, PROVIDED, that this Section shall not prohibit transfers of assets (which may or may not be for arms-length consideration) from any Subsidiary to another Subsidiary, provided that the transferee is also a Guarantor.

    SECTION 9.16 USE OF PROCEEDS. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

                      ARTICLE X  EVENTS OF DEFAULT AND REMEDIES

    SECTION 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any Letter of Credit reimbursement obligation and such failure shall continue for a period of five (5) calendar days;

         (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Guarantor or other Subsidiary in any of the Loan Documents or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower or any Guarantor to the Banks pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

         (c)  The Borrower shall fail to comply with SECTION 8.2, 8.11, 8.12 or
    8.13 hereof or any Section of ARTICLE IX hereof;

         (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in this Agreement (and such failure shall not constitute an Event of Default under any of the other provisions of this SECTION 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Agent or any Bank;

         (e) The Borrower or any Guarantor or Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Guarantor or Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Guarantor or Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days;

         (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, any Guarantor or a Subsidiary, and, if instituted against the Borrower, Guarantor or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower, Guarantor or such Subsidiary, or the Borrower, Guarantor or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower, any Guarantor or any Subsidiary and, if instituted against the Borrower, Guarantor or Subsidiary, shall be consented to or acquiesced in by the Borrower, Guarantor or such Subsidiary or shall remain for 60 days undismissed, or the Borrower, any Guarantor or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (h) The Borrower or any Guarantor shall fail to comply with any agreement, covenant, condition, provision or term contained in any Loan Document to which it is a party (other than, in Borrower's case, this Agreement) (and such failure shall not constitute an Event of Default under any of the other provisions of this SECTION 10.1) and the applicable grace period, if any, shall have expired;

         (i) Any writ, warranty of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, a Guarantor or Subsidiary and such judgment, writ or similar process shall not be released, vacated or fully bonded within 60 days after its issue or levy;

         (j) A judgment or judgments for the payment of money in excess of the sum of $250,000 shall be rendered against the Borrower, a Guarantor or a Subsidiary and the Borrower, Guarantor or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (k) To the extent that it would reasonably be expected to result in a material liability to the Borrower or any Subsidiary (relative to the Borrower's Consolidated Tangible Net Worth), (a) any Reportable Event, which the Agent or the Required Banks shall reasonably determine in good faith is likely to constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Bank; or (b) any Plan subject to Title IV of ERISA shall have been terminated, or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the PBGC shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

         (l) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower, any Guarantor or any Subsidiary which exceeds $250,000, or under any indenture or other instrument under which any evidence of indebtedness exceeding $250,000 has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness;

         (m) Any governmental authority assesses the Borrower for violating any environmental law, regulation, ordinance, or requirement regarding hazardous waste that involves clean up costs which in the reasonable opinion of the Required Banks may exceed $500,000.

    SECTION 10.2 REMEDIES. If (a) any Event of Default described in SECTIONS 10.1(e), (f) or (g) shall occur with respect to the Borrower, the Commitments shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent may take any or all of the following actions (and shall promptly take any or all of the following actions on direction of the Required Banks): (i) by notice to the Borrower declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) by notice to the Borrower declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or further notice of any kind, all of which are hereby expressly waived, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Agent or the Banks, and (iv) enforce all rights and remedies under any applicable law. In exercising the rights and duties under this SECTION 10.2: (x) the Agent shall take action without consent and direction of the Required Banks only in instances in which no direction has been received from the Required Banks within ten days after the Required Banks have been informed of the issue or the need to act (provided that the Agent may take actions that it shall reasonably determine are consistent with any consent and direction of the Required Banks, once given), (y) the Agent will notify the Banks if it shall act without consent and direction of the Required Banks, and (z)


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

the Agent, upon request of any Bank, will provide copies of any notice or communication to the Borrower under this Section.

    SECTION 10.3 OFFSET. In addition to the remedies set forth in SECTION 10.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, each Bank or any other holder of any Note may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with such Bank or such other holder, or any obligations of such Bank or such other holder of a Note, against the indebtedness then owed by the Borrower to such Bank or other holder.

    SECTION 10.4 LETTERS OF CREDIT. In addition to the foregoing remedies, if any Event of Default described in SECTION 10.1(e), (f) or (g) shall have occurred, or if any other Event of Default shall have occurred and the Agent shall have declared that the principal balance of the Notes is due and payable, the Borrower shall pay to the Agent an amount equal to the all Letter of Credit Obligations. Such payment shall be in immediately available funds or in similar cash collateral acceptable to the Agent and the Required Banks and shall be pledged to the Agent for the ratable benefit of the Banks. Such amount shall be held by the Agent in a cash collateral account until the outstanding Letters of Credit are terminated without payment or are paid and Letter of Credit Obligations with respect thereto are payable. Upon termination of all Letters of Credit without payment or other payment of all Letter of Credit Obligations, such amount shall be released to the Borrower, subject to any right of setoff. In the event the Borrower defaults in the payment of any Letter of Credit Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Borrower acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to pay immediately to the Agent the amount provided under this Section, and that the Agent shall, on behalf of the Banks, have the right to require the Borrower to perform specifically such undertaking whether or not any of the Letter of Credit Obligations are due and payable. Upon the failure of the Borrower to make any payment required under this Section, the Agent, on behalf of the Banks, may proceed to use all remedies available at law or equity to enforce the obligation of the Borrower to pay or reimburse the Agent. The balance of any payment due under this Section shall bear interest payable on demand until paid in full at a per annum rate equal to the Reference Rate plus 1.75%.

                                ARTICLE XI  THE AGENT

    SECTION 11.1 APPOINTMENT AND GRANT OF AUTHORITY. Each Bank hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to, and directs the Borrower to deal with the Agent as the true and lawful agent of such Bank to the extent set forth herein.

    SECTION 11.2 NON RELIANCE ON AGENT. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement and the Loan Documents or to inspect the properties or books of the Borrower.


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

Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its related companies) which may come into the Agent's possession.

    SECTION 11.3   RESPONSIBILITY OF THE AGENT AND OTHER MATTERS.

         (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

         (b) Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine:

              (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (a) this Agreement, the Notes, or Letter of Credit Agreements, or (b) any document or instrument furnished pursuant to or in connection with this Agreement, the Notes or any Letter of Credit,

              (ii)   the collectibility of any amounts owed by the Borrower,

              (iii) any recitals or statements or representations or warranties in connection with this Agreement, the Notes or other Loan Documents,

              (iv) any failure of any party to this Agreement to receive any communication sent, or

              (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrower or any Guarantor.

         (c) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in-any action taken in good faith, in accordance with advice given by counsel.
    The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes on the Borrower's part.

    SECTION 11.4 ACTION ON INSTRUCTIONS. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under this


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

Agreement or the Notes or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from (i) the Required Banks except for instructions which under the express provisions hereof must be received by the Agent from all the Banks, and (ii) in the case of such instructions, from all the Banks.

    SECTION 11.5 INDEMNIFICATION. To the extent the Borrower does not reimburse and save the Agent harmless according to the terms hereof for and from all costs, expenses and disbursements in connection herewith or with the other Loan Documents, such costs, expenses and disbursements to the extent reasonable shall be borne by the Banks ratably in accordance with their Percentages and the Banks hereby agree on such basis (a) to reimburse the Agent for all such reasonable costs, expenses and disbursements on request and (b) to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement or the Notes or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or the other Loan Documents or the taking of any action under or in connection with this Agreement or the Notes.

    SECTION 11.6 FIRST BANK NATIONAL ASSOCIATION AND OTHER BANKS. With respect to First Bank National Association's Commitment and any Loans by First Bank National Association under this Agreement and any Note and any interest of First Bank National Association in any Note, First Bank National Association shall have the same rights, powers and duties under this Agreement and such Note as any other Bank and may exercise the same as though it were not the Agent. First Bank National Association and each other Bank and their respective affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if First Bank National Association were not the Agent, and as if such other Banks were not party hereto.

    SECTION 11.7 NOTICE TO HOLDER OF NOTES. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

    SECTION 11.8 SUCCESSOR AGENT. The Agent may resign at any time by giving at least 30 days written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which shall not be unreasonably withheld. If no successor Agent shall have been appointed by the Required Banks or approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent.

                              ARTICLE XII  MISCELLANEOUS

    SECTION 12.1 NO WAIVER AND AMENDMENT. No failure on the part of the Banks or the holder of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks or the holder of the Notes to any other or further action in any circumstances without notice or demand.

    SECTION 12.2 AMENDMENTS, ETC. No amendment, waiver, consent, modification, or consent to waive violations of any provision of, or to waive any Event of Default under, this Agreement or any Loan Document shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Agent (which shall so sign only upon the direction or consent of the Required Banks) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver, consent, modification, or consent to waive violations of any provision of, or to waive any Event of Default under, this Agreement or any Loan Document shall, unless agreed to by the Agent and all of the Banks:

         (a) increase the amounts of or extend the terms of the Commitments or subject the Banks to any additional obligations or extend the final scheduled maturity date of the Loans or the latest permissible expiry date of any Letter of Credit;

         (b) reduce, forgive or compromise the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

         (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

         (d)  release all or substantially all of any collateral for the Loans;
    or

         (e)  change the definition of Required Banks or amend this SECTION
    12.2.

PROVIDED, FURTHER that amendments, waivers or consents affecting the rights of the Agent shall also require the consent of the Agent.



    SECTION 12.3   ASSIGNMENTS AND PARTICIPATIONS.

         (a) ASSIGNMENTS. Each Bank shall have the right, subject to the further provisions of this SECTIONS 12.3, to sell or assign all or any part of its Commitments, Loans, Notes, and other rights and obligations under this Agreement and related documents (such transfer, and "Assignment") to any commercial lender, other financial institution or other entity (an "Assignee"). Upon such Assignment becoming effective as provided in
    SECTION 12.3(b), the assigning Bank shall be relieved from the portion of its Commitment, obligations to indemnify the Agent and other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations of a "Bank" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Agent, each Assignment shall be in the initial principal amount of not less than $5,000,000 in the aggregate for all Loans and Commitments assigned, or an integral multiple of $1,000,000 if above such amount. Each Assignment shall be documented by an agreement between the assigning Bank and the Assignee (an "Assignment and Assumption Agreement") in form and substance satisfactory to the Agent.

         (b) EFFECTIVENESS OF ASSIGNMENTS. An Assignment shall become effective hereunder when all of the following shall have occurred: (i) the Agent and the Borrower shall have been given notice of the Assignment and shall have given prior written consent to such Assignment, unless the Assignee is already a Bank under this Agreement, (ii) either the assigning Bank or the Assignee shall have paid a processing fee of $2,500 to the Agent for its own account, (iii) the Assignee shall have submitted the assignment document in form satisfactory to the Agent, in which the Assignee shall have agreed in writing to have irrevocably assumed and undertaken the transferred portion of the assigning Bank's obligations hereunder (including without limitation the obligations to indemnify the Agent hereunder), to the Agent with a copy for the Borrower, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee, and (iv) the assigning Bank and the Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, (x) if requested by the assigning Bank, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assigning Bank and the Assignee and so that the prior Notes are returned to the Borrower; (y) the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Assignee; and (z) the Agent shall give notice to the Borrower of such Assignment becoming effective.

         (c) PARTICIPATIONS. Each Bank shall have the right, subject to the further provisions of this SECTION 12.3, to grant or sell a participation in all or any part of its Loans, Notes and Commitments (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant") without the consent of the Borrower, the Agent or any other party hereto. The Borrower agrees that if amounts outstanding under this agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its Participation in amounts owing under this Agreement and any Note to the same extent as if the amount of its Participation were owing directly to it as a Bank under this agreement or any note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in SECTION 4.5 hereof. The Borrower also agrees that each Participant shall be entitled to the benefits of ARTICLE V with respect to its Participation, provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the Participation transferred by such transferor Bank to such Participant had no such transfer occurred.

         (d) LIMITATION OF RIGHTS OF ANY ASSIGNEE OR PARTICIPANT. Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment that has become effective as provided in SECTION 12.3(b), (i) no Assignee or Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Banks other than the assigning or selling Bank shall deal solely with the assigning or selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Assignee or Participant, (iii) no Assignment or Participation shall relieve the assigning or selling Bank from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Bank shall remain solely responsible for the performance hereof, the (iv) no Assignee or Participant, other than an affiliate of the assigning or selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such Assignee or Participant that such Bank will not, without such Assignee's or Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Participant has an ownership or beneficial interest: (w) extend the final maturity of any Loans or extend the Termination Date, (x) reduce the interest rate on the Loans or the rate of Commitment Fees, (y) forgive any principal of, or interest on, the Loans or any fees, or (z) release all or substantially all of the collateral for the Loans.

         (e) TAX MATTERS. No Bank shall be permitted to enter into any Assignment or Participation with any Assignee or Participant who is not a United States Person unless such Assignee or Participant represents and warrants to such Bank that, as of the date of such Assignment or Participation, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee or Participant executes and delivers to such Bank on or before the date of execution and delivery of documentation of such Participation or Assignment, a United States Internal Revenue Service Form 1001 or 4224, or any successor to either of such forms, as appropriate, properly completed an claiming complete exemption from withholding and deduction of all Federal Income Taxes. A "United States Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of United States Federal income taxes or other taxes on payment of interest, principal of fees hereunder.

         (f) INFORMATION. Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to Assignees and Participants and potential Assignees and Participants.

         (g) AGENT'S INTEREST. Subject to subsection (h) below, the Agent agrees that it shall retain an economic interest (net of Assignments or Participations) in the Loans and Commitment equal to or exceeding the greatest economic interest of any of the other Banks. Upon the Agent's request, each Bank shall inform the Agent of the amount of its retained economic interest. Nothing herein shall prevent the Agent from resigning as Agent hereunder as provided in ARTICLE XI in order for the Agent to be able to reduce its economic interest in the Loans and Commitments.

         (h) FEDERAL RESERVE BANK. Nothing herein stated shall limit the right of any Bank to assign any interest herein and in any Note to a Federal Reserve Bank.

    SECTION 12.4 COSTS, EXPENSES AND TAXES. The Borrower agrees, whether or not any Loan is made hereunder, to pay on demand all costs and expenses of the following persons (including the reasonable fees and expenses of counsel and paralegal for such persons who may


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

be employees of such persons), incurred in connection with the following matters: (i) the Agent and Norwest Bank Minnesota, National Association in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof and (ii) the Agent and the Banks in connection with the enforcement of the Loan Documents. The Borrower agrees to pay, and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Banks harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this SECTION 12.4 shall survive any termination of this Agreement.

    SECTION 12.5 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; PROVIDED, HOWEVER, that any notice to the Agent under ARTICLE II and SECTION 12.2 hereof shall be deemed to have been given only when received by the Agent.

    SECTION 12.6 SUCCESSORS. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks. The Borrower shall not assign its rights or duties hereunder without the written consent of the Banks.

    SECTION 12.7 SEVERABILITY. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 12.8 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

    SECTION 12.9 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

    SECTION 12.10 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding between the Borrower, the Banks and the Agent with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

    SECTION 12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.


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

    SECTION 12.12 EXISTING AGREEMENT. The Borrower, Norwest Bank Minnesota, National Association ("Norwest") and First Bank hereby confirm and acknowledge that that certain Restated and Amended Revolving Credit Agreement, dated as of June 20, 1994, as thereafter amended (the "Existing Agreement"), is terminated. All interest and fees due thereunder shall be paid upon effectiveness of this Agreement, and the first Loan made hereunder shall repay the principal of the Loans outstanding thereunder. Norwest and First Bank agree that that certain Participation Agreement, dated as of August 9, 1996, pursuant to which Norwest purchased a participation interest in loans, letters of credit and commitments of First Bank under the Existing Agreement, is terminated, and any participation that Norwest has funded thereunder may be converted, upon the making of the first Loan hereunder, into a direct loan by Norwest to the Borrower under this Agreement.

    SECTION 12.13  GOVERNING LAW.  THE VALIDITY, CONSTRUCTION AND
ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

    SECTION 12.14 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANKS, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANKS AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.


                             MERRILL CORPORATION


                             By /s/ Kay A. Barber
                                -------------------------------------------
                                  Kay A. Barber
                                  Vice President - Finance, Chief Financial
                                      Officer and Treasurer


                             By  /s/ Steven J. Machov
                                -------------------------------------------
                                  Steven J. Machov
                                  Vice President, General Counsel
                                      and Secretary

                             One Merrill Circle
                             St. Paul, Minnesota  55108
                             Attention: Mr. Dale Kepel
                                  Director of Reporting
                             Telephone: (612) 649-1276
                             Fax:  (612) 649-3857

Commitment:
-----------

$26,666,666.67               FIRST BANK NATIONAL ASSOCIATION,
                             as Agent and as a Bank


                             By /s/ Kathleen A. Skow
                                -------------------------------------------
                                  Kathleen A. Skow
                                  Senior Vice President

                             601 Second Avenue South
                             Minneapolis, Minnesota  55402-4302
                             Attention: Ms Kathleen A. Skow
                             Telephone:  (612) 973-0529
                             Fax:  (612) 973-0823

$13,333,333.33               NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION


                             By  /s/ Lynn S. Hultstrand
                                -------------------------------------------
                                  Lynn S. Hultrtrand
                                  Vice President

                             Sixth & Marquette, 11th Floor
                             Minneapolis, MN 55479-0091
                             Attention: Mr. Jason S. Paulnock
                             Telephone:  (612) 667-1602
                             Fax:  (612) 667-4144



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